Exhibit 99.1

Analog Devices Reports Fiscal First Quarter 2025 Financial Results
•Revenue of more than $2.4 billion, with sequential growth in Industrial, Automotive, and Communications, and double-digit year-over-year growth in Consumer
•Operating cash flow of $3.8 billion and free cash flow of $3.2 billion on a trailing twelve-month basis
•Raised quarterly dividend 8% to $0.99, marking twenty-one consecutive years of increases
•Increased share repurchase authorization by $10.0 billion, bringing total remaining authorization to approximately $11.5 billion
WILMINGTON, Mass.--February 19, 2025--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal first quarter 2025, which ended February 1, 2025.
“ADI delivered first quarter revenue, profitability, and earnings per share above the midpoint of our outlook, despite the challenging macro and geopolitical backdrop,” said Vincent Roche, CEO and Chair. “Our recovery is being propelled by improving cyclical dynamics and numerous new wins across our franchise converting to revenue. We remain firmly committed to delivering ever higher levels of value for customers through differentiated innovation and customer experience, coupled with an agile and resilient supply chain.”
“Bookings continued to show gradual improvement during the first quarter with strength in Industrial and Automotive positioning us to grow sequentially and year-over-year in our second fiscal quarter. We remain confident that fiscal 2025 represents a return to growth for ADI,” said Richard Puccio, CFO.

Performance for the First Quarter of Fiscal 2025

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Feb. 1, 2025	Feb. 3, 2024	Change
Revenue	$2,423	$2,513	(4)%
Gross margin	$1,430	$1,474	(3)%
Gross margin percentage	59.0%	58.7%	30 bps
Operating income	$491	$586	(16)%
Operating margin	20.3%	23.3%	(300 bps)
Diluted earnings per share	$0.78	$0.93	(16)%

Adjusted Results(2)
Adjusted gross margin	$1,668	$1,734	(4)%
Adjusted gross margin percentage	68.8%	69.0%	(20 bps)
Adjusted operating income	$981	$1,054	(7)%
Adjusted operating margin	40.5%	42.0%	(150 bps)
Adjusted diluted earnings per share	$1.63	$1.73	(6)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Feb. 1, 2025	Feb. 1, 2025
Net cash provided by operating activities		$1,127	$3,841
% of revenue		47%	41%
Capital expenditures		$(149)	$(656)
Free cash flow(2)		$978	$3,184
% of revenue		40%	34%

		Three Months Ended	Trailing Twelve Months
Cash Return		Feb. 1, 2025	Feb. 1, 2025
Dividend paid		$(456)	$(1,826)
Stock repurchases		(160)	(596)
Total cash returned		$(616)	$(2,421)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Second Quarter of Fiscal Year 2025

For the second quarter of fiscal 2025, we are forecasting revenue of $2.50 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 24.2%, +/-160 bps, and adjusted operating margin of approximately 40.5%, +/-100 bps. We are planning for reported EPS to be $0.97, +/-$0.10, and adjusted EPS to be $1.68, +/-$0.10.

Our second quarter fiscal 2025 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. The statements about our second quarter fiscal 2025 outlook supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.99 per outstanding share of common stock. The dividend will be paid on March 17, 2025 to all shareholders of record at the close of business on March 4, 2025.

Conference Call Scheduled for Today, Wednesday, February 19, 2025 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2025 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it is indicative of the Company's ability to pay dividends, purchase common stock, make investments and fund acquisitions and, in the absence of refinancings, to repay its debt obligations.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items3, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, special charges, net2, and tax related items3, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Special Charges, Net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $9 billion in FY24 and approximately 24,000 people globally, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward-Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding financial performance; economic uncertainty; macroeconomic, geopolitical, demand and other market conditions, business cycles, and supply chains; our capital allocation strategy, including future dividends, share repurchases, capital expenditures, investments, and free cash flow returns; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflict, including actions taken or which may be taken by the presidential administration, executive offices of the U.S. government, or U.S. Congress, monetary policy, political, geopolitical, trade, or other issues in the United States or internationally, including increased tariffs or trade wars, and the ongoing conflicts between Russia and Ukraine and in Israel and the Middle East; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; diversion of products from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 1, 2025	Feb. 3, 2024
Revenue	$2,423,174	$2,512,704
Cost of sales	992,871	1,038,763
Gross margin	1,430,303	1,473,941
Operating expenses:
Research and development	402,892	391,427
Selling, marketing, general and administrative	284,796	290,078
Amortization of intangibles	187,415	190,332
Special charges, net	63,887	16,140
Total operating expenses	938,990	887,977
Operating income	491,313	585,964
Nonoperating expense (income):
Interest expense	75,264	77,141
Interest income	(23,487)	(9,169)
Other, net	3,960	4,574
Total nonoperating expense (income)	55,737	72,546
Income before income taxes	435,576	513,418
Provision for income taxes	44,260	50,691
Net income	$391,316	$462,727

Shares used to compute earnings per common share - basic	496,116	495,765
Shares used to compute earnings per common share - diluted	498,668	498,741

Basic earnings per common share	$0.79	$0.93
Diluted earnings per common share	$0.78	$0.93

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	Feb. 1, 2025	Nov. 2, 2024
ASSETS
Current Assets
Cash and cash equivalents	$2,349,994	$1,991,342
Short-term investments	371,460	371,822
Accounts receivable	1,192,442	1,336,331
Inventories	1,474,656	1,447,687
Prepaid expenses and other current assets	344,524	337,472
Total current assets	5,733,076	5,484,654
Non-current Assets
Net property, plant and equipment	3,355,240	3,415,550
Goodwill	26,945,180	26,909,775
Intangible assets, net	9,183,038	9,585,464
Deferred tax assets	2,032,676	2,083,752
Other assets	718,336	749,082
Total non-current assets	42,234,470	42,743,623
TOTAL ASSETS	$47,967,546	$48,228,277
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$368,939	$487,457
Income taxes payable	487,456	447,379
Debt, current	399,855	399,636
Commercial paper notes	548,403	547,738
Accrued liabilities	1,166,343	1,106,070
Total current liabilities	2,970,996	2,988,280
Non-current Liabilities
Long-term debt	6,618,556	6,634,313
Deferred income taxes	2,514,866	2,624,392
Income taxes payable	261,564	260,486
Other non-current liabilities	531,029	544,489
Total non-current liabilities	9,926,015	10,063,680
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 495,976,483 shares outstanding (496,296,854 on November 2, 2024)	82,664	82,718
Capital in excess of par value	25,041,250	25,082,243
Retained earnings	10,131,590	10,196,612
Accumulated other comprehensive loss	(184,969)	(185,256)
Total shareholders’ equity	35,070,535	35,176,317
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,967,546	$48,228,277

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Feb. 1, 2025	Feb. 3, 2024
Cash flows from operating activities:
Net income	$391,316	$462,727
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	98,447	84,348
Amortization of intangibles	417,156	440,903
Stock-based compensation expense	77,574	69,815
Deferred income taxes	(59,454)	(102,149)
Other	(799)	4,684
Changes in operating assets and liabilities	202,569	178,504
Total adjustments	735,493	676,105
Net cash provided by operating activities	1,126,809	1,138,832
Cash flows from investing activities:
Additions to property, plant and equipment, net	(148,978)	(222,978)
Payments for acquisitions, net of cash acquired	(45,652)	—
Other	329	3,877
Net cash used for investing activities	(194,301)	(219,101)
Cash flows from financing activities:
Proceeds from commercial paper notes	1,969,276	2,779,494
Payments of commercial paper notes	(1,968,611)	(2,782,274)
Repurchase of common stock	(160,368)	(180,351)
Dividend payments to shareholders	(456,338)	(426,076)
Proceeds from employee stock plans	41,747	49,819
Other	438	(14,844)
Net cash used for financing activities	(573,856)	(574,232)
Net increase in cash and cash equivalents	358,652	345,499
Cash and cash equivalents at beginning of period	1,991,342	958,061
Cash and cash equivalents at end of period	$2,349,994	$1,303,560

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	February 1, 2025			February 3, 2024
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,077,900	44%	(10)%	$1,191,713	47%
Automotive	732,513	30%	(2)%	748,781	30%
Consumer	322,900	13%	19%	270,211	11%
Communications	289,861	12%	(4)%	301,999	12%
Total revenue	$2,423,174	100%	(4)%	$2,512,704	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 1, 2025	Feb. 3, 2024
Gross margin	$1,430,303	$1,473,941
Gross margin percentage	59.0%	58.7%
Acquisition related expenses	237,832	259,884
Adjusted gross margin	$1,668,135	$1,733,825
Adjusted gross margin percentage	68.8%	69.0%

Operating expenses	$938,990	$887,977
Percent of revenue	38.8%	35.3%
Acquisition related expenses	(188,015)	(192,422)
Special charges, net	(63,887)	(16,140)
Adjusted operating expenses	$687,088	$679,415
Adjusted operating expenses percentage	28.4%	27.0%

Operating income	$491,313	$585,964
Operating margin	20.3%	23.3%
Acquisition related expenses	425,847	452,306
Special charges, net	63,887	16,140
Adjusted operating income	$981,047	$1,054,410
Adjusted operating margin	40.5%	42.0%

Nonoperating expense (income)	$55,737	$72,546
Acquisition related expenses	2,150	2,150
Adjusted nonoperating expense (income)	$57,887	$74,696

Income before income taxes	$435,576	$513,418
Acquisition related expenses	423,697	450,156
Special charges, net	63,887	16,140
Adjusted income before income taxes	$923,160	$979,714

Provision for (benefit from) income taxes	$44,260	$50,691
Effective income tax rate	10.2%	9.9%
Tax related items	65,062	65,030
Adjusted provision for income taxes	$109,322	$115,721
Adjusted tax rate	11.8%	11.8%

Diluted EPS	$0.78	$0.93
Acquisition related expenses	0.85	0.90
Special charges, net	0.13	0.03
Tax related items	(0.13)	(0.13)
Adjusted diluted EPS*	$1.63	$1.73
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Feb. 1, 2025	Feb. 1, 2025	Nov. 2, 2024	Aug. 3, 2024	May 4, 2024
Revenue	$9,337,627	$2,423,174	$2,443,205	$2,312,209	$2,159,039
Net cash provided by operating activities	$3,840,506	$1,126,809	$1,050,817	$855,027	$807,853
% of Revenue	41%	47%	43%	37%	37%
Capital expenditures	$(656,463)	$(148,978)	$(165,410)	$(153,886)	$(188,189)
Free cash flow	$3,184,043	$977,831	$885,407	$701,141	$619,664
% of Revenue	34%	40%	36%	30%	29%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending May 3, 2025
	Reported	Adjusted
Revenue	$2.5 Billion	$2.5 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	24.2%	40.5% (1)
	(+/-160 bps)	(+/-100 bps)
Nonoperating expenses	~ $60 Million	~ $60 Million
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$0.97	$1.68 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $406 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $53 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.71 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Michael Lucarelli
781-461-3282
Vice President, Investor Relations
investor.relations@analog.com